Exhibit 99.1
Delek US Announces Partial Sale Program of Delek Logistics Partners Units

BRENTWOOD, Tenn., December 22, 2021 -- Delek US Holdings, Inc. (NYSE:DK) has commenced a program to sell up to 434,590 common limited partner units in Delek Logistics Partners, LP (NYSE:DKL) over the next three months in open market transactions conducted pursuant to Rule 144 under the Securities Act of 1933, as amended, and a Rule 10b5-1 trading plan. The program is intended to monetize a portion of the current 80% ownership DK maintains in DKL and highlight the tangible value of this ownership that we believe is not currently reflected in the DK stock price. Simultaneously, we believe additional liquidity and float will ultimately benefit DKL unitholders through improved trading volumes and increasing the pool of potential investors.

Management will continue to seek opportunities to monetize incremental units over time with a focus on protecting DKL unitholders and the remaining ownership stake.

About Delek Logistics Partners, LP
Delek Logistics Partners, LP, headquartered in Brentwood, Tennessee, was formed by Delek US Holdings, Inc. (NYSE: DK) to own, operate, acquire and construct crude oil and refined products logistics and marketing assets.

About Delek US Holdings, Inc.
Delek US Holdings, Inc. is a diversified downstream energy company with assets in petroleum refining, logistics, asphalt, renewable fuels and convenience store retailing. The refining assets consist of refineries operated in Tyler and Big Spring, Texas, El Dorado, Arkansas and Krotz Springs, Louisiana with a combined nameplate crude throughput capacity of 302,000 barrels per day.

The logistics operations consist of Delek Logistics. Delek US and its affiliates also own the general partner and an approximate 80 percent limited partner interest in Delek Logistics. Delek Logistics is a growth-oriented master limited partnership focused on owning and operating midstream energy infrastructure assets.

The convenience store retail business operates approximately 250 convenience stores in central and west Texas and New Mexico.

Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning future unit sales and other statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. Investors are cautioned that the following important factors, among others, may affect these forward-looking statements: risks and uncertainties with respect to the quantities and costs of crude oil we are able to obtain and the price of the refined petroleum products we ultimately sell; risks related to exposure to Permian Basin crude oil, such as supply, pricing, gathering, production and transportation capacity; risks and uncertainties related to the effects of the COVID-19 pandemic; gains and losses from derivative instruments; management's ability to execute its strategy of growth, including risks associated with acquisitions and dispositions; our competitive position and the effects of competition; the projected growth of the industries in which we operate; general economic and business conditions affecting the geographic areas in which we operate; and other risks described in Delek US”s and Delek Logistics’ filings with the United States Securities and Exchange Commission (the “SEC”), including risks disclosed in their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other filings and reports with the SEC.

Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the statements. Neither Delek US nor Delek Logistics undertakes any obligation to update or revise any such forward-looking statements to

Exhibit 99.1
reflect events or circumstances that occur, or which they become aware of, after the date hereof, except as required by applicable law or regulation.

Investor Relations Contacts:
Blake Fernandez, Senior Vice President of Investor Relations and Market Intelligence, 615-224-1312

Media/Public Affairs Contact:
Michael P. Ralsky, Vice President - Government Affairs, Public Affairs & Communications, 615-435-1407

Information about Delek US Holdings, Inc. can be found on its website (www.delekus.com), investor relations webpage (ir.delekus.com), news webpage (www.delekus.com/news) and its Twitter account (@DelekUSHoldings).